Zumiez Inc. Announces Fiscal 2016 Fourth Quarter and Full Year Results

Fourth Quarter Earnings Per Share of $0.74

LYNNWOOD, WA -- (Marketwired - March 09, 2017) - Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the fourth quarter and fiscal year ended January 28, 2017.

Total net sales for the fourth quarter ended January 28, 2017 (13 weeks) increased 8.7% to $263.6 million from $242.4 million in the quarter ended January 30, 2016 (13 weeks). Comparable sales for the 13-week period ended January 28, 2017 increased 5.1% compared to a 9.5% decrease for the 13-week period ended January 30, 2016. Net income in the fourth quarter of fiscal 2016 increased 38.3% to $18.2 million, or $0.74 per diluted share, from net income of $13.1 million, or $0.50 per diluted share, in the fourth quarter of fiscal 2015. The results for fiscal 2015 include charges of $1.2 million, or approximately $0.03 per diluted share for exit costs associated with the shutdown of the Company's fulfillment facility in Edwardsville, Kansas.

Total net sales for fiscal 2016 (52 weeks) increased 4.0% to $836.3 million from $804.2 million in fiscal 2015 (52 weeks). Comparable sales for the 52-week period ended January 28, 2017 decreased 0.2% compared to a 5.3% decrease for the 52-week period ended January 30, 2016. Net income in fiscal 2016 decreased 10.0% to $25.9 million, or $1.04 per diluted share compared to net income in the prior fiscal year of $28.8 million, or $1.04 per diluted share. Results for the fiscal year 2015 include approximately $1.5 million, or $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato, and $1.2 million, or approximately $0.03 per diluted share for exit costs associated with the shutdown of the Company's fulfillment facility in Edwardsville, Kansas.

Cash and Current Marketable Securities
At January 28, 2017, the Company had cash and current marketable securities of $78.8 million, compared to cash and current marketable securities of $75.6 million at January 30, 2016. The increase in cash and current marketable securities was driven by cash generated through operations of $48.5 million partially offset by stock repurchases of $21.6 million and capital expenditures of $20.4 million.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our fourth quarter earnings performance exceeded expectations driven by efficiencies realized as we continued to execute on our omni-channel and localization efforts combined with a more favorable tax rate. The investments we've made in our merchandise offering, sales teams and omnichannel capabilities generated solid top-line momentum during the holiday season and continue to further distinguish Zumiez, Blue Tomato and Fast Times from the competition. We are pleased with our finish to the year especially in light of the headwinds facing the retail industry. Looking ahead, our primary focus remains on executing the strategic multi-year growth objectives that we believe will deliver increased profitability and greater shareholder value over the long-term. We believe that it is this focus that will allow us to successfully navigate through the current environment, including the impact that certain events are having on our monthly sales cadence in early 2017."

February 2017 Sales
Total net sales for the four-week period ended February 25, 2017 decreased 0.8% to $51.5 million, compared to $51.9 million for the four-week period ended February 27, 2016. The Company's comparable sales decreased 3.1% for the four-week period ended February 25, 2017 compared with a comparable sales decrease of 8.6% for the four-week period ended February 27, 2016.

Fiscal 2017 First Quarter Outlook
The Company is introducing guidance for the three months ending April 29, 2017. Net sales are projected to be in the range of $178 million to $182 million resulting in a net loss per share of approximately -$0.17 to -$0.21. This guidance is based upon anticipated comparable sales growth of between 0% and positive 2% for the first quarter of fiscal 2017 compared to the prior year. The Company currently intends to open approximately 18 new stores in fiscal 2017, including up to 3 stores in Canada, 4 stores in Europe and 2 stores in Australia.

A conference call will be held today to discuss fourth quarter and fiscal 2016 year-end results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 80527207.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of February 25, 2017 we operated 684 stores, including 602 in the United States, 48 in Canada, and 29 in Europe and 5 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at www.zumiez.com, www.blue-tomato.com and www.fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended October 29, 2016 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                            Three Months Ended
                               -------------------------------------------

                               January 28,   % of    January 30,    % of
                                   2017      Sales       2016       Sales
                               ----------- --------  -----------  --------
Net sales                      $   263,635    100.0% $   242,434     100.0%
Cost of goods sold                 169,613     64.3%     158,177      65.2%
                               ----------- --------  -----------  --------
Gross profit                        94,022     35.7%      84,257      34.8%

Selling, general and
 administrative expenses            66,115     25.0%      62,754      25.9%
                               ----------- --------  -----------  --------
Operating profit                    27,907     10.7%      21,503       8.9%

Interest income, net                    11      0.0%          90       0.0%
Other income (expense), net            195      0.1%        (606)     (0.2%)
                               ----------- --------  -----------  --------
Earnings before income taxes        28,113     10.8%      20,987       8.7%

Provision for income taxes           9,929      3.8%       7,838       3.2%
                               ----------- --------  -----------  --------

Net income                     $    18,184      7.0% $    13,149       5.5%
                               =========== ========  ===========  ========

Basic earnings per share       $      0.74           $      0.50
                               ===========           ===========

Diluted earnings per share     $      0.74           $      0.50
                               ===========           ===========

Weighted average shares used
 in computation of earnings
 per share:
  Basic                             24,506                26,071

  Diluted                           24,691                26,200

                                 ZUMIEZ INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)

                                           Twelve Months Ended
                               -------------------------------------------

                               January 28,   % of    January 30,    % of
                                   2017      Sales       2016       Sales
                               ----------- --------  -----------  --------
                               (unaudited)
Net sales                      $   836,268    100.0% $   804,183     100.0%
Cost of goods sold                 561,266     67.1%     535,559      66.6%
                               ----------- --------  -----------  --------
Gross profit                       275,002     32.9%     268,624      33.4%

Selling, general and
 administrative expenses           235,259     28.1%     222,459      27.7%
                               ----------- --------  -----------  --------
Operating profit                    39,743      4.8%      46,165       5.7%

Interest income, net                    32      0.0%         529       0.1%
Other income (expense), net            449      0.0%        (833)     (0.1%)
                               ----------- --------  -----------  --------
Earnings before income taxes        40,224      4.8%      45,861       5.7%

Provision for income taxes          14,320      1.7%      17,076       2.1%
                               ----------- --------  -----------  --------

Net income                     $    25,904      3.1% $    28,785       3.6%
                               =========== ========  ===========  ========

Basic earnings per share       $      1.05           $      1.05
                               ===========           ===========

Diluted earnings per share     $      1.04           $      1.04
                               ===========           ===========

Weighted average shares used
 in computation of earnings
 per share:
  Basic                             24,727                27,497

  Diluted                           24,908                27,673

                                 ZUMIEZ INC.
                         CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                January 28,    January 30,
                                                    2017           2016
                                               -------------  -------------
                    Assets
Current assets
Cash and cash equivalents                      $      20,247  $      43,163
Marketable securities                                 58,579         32,391
Receivables                                           12,538         12,840
Inventories                                          106,924         98,299
Prepaid expenses and other current assets             13,075         12,204
                                               -------------  -------------
  Total current assets                               211,363        198,897

Fixed assets, net                                    129,651        137,233
Goodwill                                              56,001         54,245
Intangible assets, net                                14,610         11,766
Deferred tax assets, net                               7,041          4,634
Other long-term assets                                 8,017          7,920
                                               -------------  -------------
  Total long-term assets                             215,320        215,798

  Total assets                                 $     426,683  $     414,695
                                               =============  =============

     Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                         $      25,529  $      21,919
Accrued payroll and payroll taxes                     14,914         12,466
Income taxes payable                                   1,866          4,066
Deferred rent and tenant allowances                    8,344          8,116
Other liabilities                                     22,944         22,575
                                               -------------  -------------
  Total current liabilities                           73,597         69,142

Long-term deferred rent and tenant allowances         41,066         43,779
Other long-term liabilities                            4,969          4,817
                                               -------------  -------------
  Total long-term liabilities                         46,035         48,596

                                               -------------  -------------
  Total liabilities                                  119,632        117,738
                                               -------------  -------------

Shareholders' equity
Preferred stock, no par value, 20,000 shares
 authorized; none issued and outstanding                   -              -
Common stock, no par value, 50,000 shares
 authorized; 24,945 shares issued and
 outstanding at January 28, 2017 and 25,708
 shares issued and outstanding at January 30,
 2016                                                140,984        135,013
Accumulated other comprehensiv loss                  (16,488)       (15,247)
Retained earnings                                    182,555        177,191
                                               -------------  -------------
  Total shareholders' equity                         307,051        296,957
                                               -------------  -------------

  Total liabilities and shareholders' equity   $     426,683  $     414,695
                                               =============  =============

                                 ZUMIEZ INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)

                                                    Fiscal Year Ended
                                              ----------------------------
                                               January 28,    January 30,
                                                   2017           2016
                                              -------------  -------------
                                               (unaudited)    (unaudited)
Cash flows from operating activities:
Net income                                    $      25,904  $      28,785
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation, amortization and accretion             27,916         30,410
Deferred taxes                                       (2,555)        (2,698)
Stock-based compensation expense                      4,578          4,996
Excess tax benefit from stock-based
 compensation                                            (3)          (714)
Other                                                 1,564          4,009
Changes in operating assets and liabilities:
  Receivables                                           413         (1,184)
  Inventories                                        (7,984)        (5,953)
  Prepaid expenses and other current assets          (1,793)          (133)
  Trade accounts payable                              3,261         (9,103)
  Accrued payroll and payroll taxes                   2,313           (483)
  Income taxes payable                               (3,713)             1
  Deferred rent and tenant allowances                (2,673)         2,613
  Other liabilities                                   1,227         (1,939)
                                              -------------  -------------
Net cash provided by operating activities            48,455         48,607 `
                                              -------------  -------------

Cash flows from investing activities:
Additions to fixed assets                           (20,400)       (34,834)
Acquisitions, net of cash acquired                   (5,395)             -
Purchases of marketable securities and other
 investments                                        (86,826)       (59,286)
Sales and maturities of marketable securities
 and other investments                               61,106        158,850
                                              -------------  -------------
Net cash (used in) provided by investing
 activities                                         (51,515)        64,730
                                              -------------  -------------

Cash flows from financing activities:
Proceeds from revolving credit facilities            23,079         43,173
Payments on revolving credit facilities             (22,429)       (43,255)
Repurchase of common stock                          (21,607)       (92,235)
Proceeds from exercise of stock-based
 compensation, net of withholding tax                   880            845
Excess tax benefit from stock-based
 compensation                                             3            714
                                              -------------  -------------
Net cash used in financing activities               (20,074)       (90,758)
                                              -------------  -------------

Effect of exchange rate changes on cash and
 cash equivalents                                       218           (278)

Net (decrease) increase in cash and cash
 equivalents                                        (22,916)        22,301
Cash and cash equivalents, beginning of
 period                                              43,163         20,862
                                              -------------  -------------
Cash and cash equivalents, end of period      $      20,247  $      43,163
                                              =============  =============

Supplemental disclosure on cash flow
 information:
Cash paid during the period for income taxes  $      20,462  $      19,630
Accrual for purchases of fixed assets                 1,191          1,166
Accrual for repurchase of common stock                    -          1,067

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200